UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

GLOBAL CROSSING AIRLINES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56409	98-1350261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 NW 36th Street, Building 5A

Miami International Airport

Miami, FL 33166

(Address of Principal Executive Office) (Zip Code)

(786) 751-8503

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 5, 2024, Global Crossing Airlines Group Inc. (“GlobalX” or the “Company”) announced that as agreed by the Board of Directors (the “Board”) and Edward J. Wegel, the Company’s Chief Executive Officer, Mr. Wegel has resigned his duties, rights, and obligations as an officer and Chairman and CEO of the Company, effective February 5, 2024. The terms of a severance arrangement between the Company, if any, have not been determined. The Company will file an amendment to this Form 8-K if any such severance agreement is entered into. Mr. Wegel will remain a director of the Company.

Ryan Goepel has been appointed President of the Company, effective as of February 5, 2024.

Chris Jamroz has been appointed as Executive Chairman of the Board, effective as of February 5, 2024.

Item 8.01	Other Events

The Company issued a press release on February 5, 2024 announcing the resignation of Edward Wegel as the Company’s Chief Executive Officer and Chairman of the Board, the appointment of Ryan Goepel as Company’s President and Chris Jamroz as the Company’s Executive Chairman. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Exhibits

Exhibit No.	Name

99.1	Press release dated February 5, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING AIRLINES GROUP INC.

Date: February 6, 2024	By:	/s/ Ryan Goepel
Name: Ryan Goepel Title: President